Exhibit 99.2

TEMPLE-INLAND INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited) Third Quarter- End 2011	Year-End 2010
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$47	$28
Trade receivables, net of allowance for doubtful accounts of $16 in 2011 and 2010	492	471
Inventories:
Work in process and finished goods	110	90
Raw materials	224	253
Supplies and other	149	142

Total inventories	483	485
Deferred tax asset	115	108
Income taxes receivable	14	—
Prepaid expenses and other	44	44

Total current assets	1,195	1,136
Property and Equipment
Land and buildings	723	684
Machinery and equipment	3,694	3,640
Construction in progress	66	74
Less allowances for depreciation	(2,842)	(2,771)

Total property and equipment	1,641	1,627
Financial Assets of Special Purpose Entities	2,475	2,475
Goodwill	394	394
Other Assets	262	277

TOTAL ASSETS	$5,967	$5,909

LIABILITIES
Current Liabilities
Accounts payable	$221	$219
Accrued employee compensation and benefits	136	109
Accrued interest	12	17
Accrued property taxes	19	13
Other accrued expenses	139	134
Current portion of long-term debt	—	—
Current portion of pension and postretirement benefits	16	16

Total current liabilities	543	508
Long-Term Debt	657	718
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	732	700
Liability for Pension Benefits	330	308
Liability for Postretirement Benefits	109	110
Other Long-Term Liabilities	399	404

TOTAL LIABILITIES	4,910	4,888

SHAREHOLDERS’ EQUITY
Temple-Inland Inc. Shareholders’ Equity
Preferred stock — par value $1 per share: authorized 25,000,000 shares; none issued	—	—
Common stock — par value $1 per share: authorized 200,000,000 shares; issued 123,605,344 shares in 2011 and 2010, including shares held in the treasury	124	124
Additional paid-in capital	394	426
Accumulated other comprehensive loss	(253)	(257)
Retained earnings	1,218	1,220
Cost of shares held in the treasury: 13,970,175 shares in 2011 and 15,654,157 shares in 2010	(518)	(584)

Total Temple-Inland Inc. shareholders’ equity	965	929
Noncontrolling Interest of Special Purpose Entities	92	92

TOTAL SHAREHOLDERS’ EQUITY	1,057	1,021

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,967	$5,909

Please read the notes to consolidated financial statements.

TEMPLE-INLAND INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Third Quarter		First Nine Months
	2011	2010	2011	2010
	(Dollars in millions, except per share)

NET REVENUES	$974	$966	$2,985	$2,847

COSTS AND EXPENSES
Cost of sales	(854)	(813)	(2,599)	(2,491)
Selling	(26)	(27)	(84)	(82)
General and administrative	(42)	(37)	(142)	(121)
Other operating income (expense)	(24)	(6)	(40)	(8)

	(946)	(883)	(2,865)	(2,702)

OPERATING INCOME	28	83	120	145
Other non-operating income (expense)	(1)	—	(5)	—
Interest income on financial assets of special purpose entities	2	2	2	4
Interest expense on nonrecourse financial liabilities of special purpose entities	(4)	(5)	(13)	(14)
Interest expense on debt	(11)	(13)	(34)	(39)

INCOME BEFORE TAXES	14	67	70	96
Income tax benefit (expense)	(7)	59	(29)	45

NET INCOME	7	126	41	141
Net (income) loss attributable to noncontrolling interest of special purpose entities	(1)	(1)	—	—

NET INCOME ATTRIBUTABLE TO TEMPLE-INLAND INC	$6	$125	$41	$141

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	109.3	107.9	108.7	107.8
Diluted	111.7	109.4	110.9	109.5

EARNINGS PER SHARE
Basic	$0.05	$1.15	$0.38	$1.30

Diluted	$0.05	$1.13	$0.37	$1.28

DIVIDENDS PER SHARE	$0.13	$0.11	$0.39	$0.33

Please read the notes to consolidated financial statements.

TEMPLE-INLAND INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	First Nine Months
	2011	2010
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Net income	$41	$141
Adjustments:
Depreciation and amortization	146	145
Asset impairment charges	6	9
Loss related to purchase and retirement of long-term debt	4	—
Non-cash share-based and long-term incentive compensation	51	20
Cash payment for share-based awards settled	(17)	(17)
Non-cash pension and postretirement expense	52	53
Cash contribution to pension and postretirement plans	(9)	(42)
Deferred income taxes	16	(37)
Other	9	(31)
Changes in:
Receivables	(23)	(56)
Inventories	1	(34)
Accounts payable and accrued expenses	15	42
Prepaid expenses and other	(16)	10

	276	203

CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(170)	(144)
Sale of non-strategic assets and operations	8	2
Other	(18)	—

	(180)	(142)

CASH PROVIDED BY (USED FOR) FINANCING
Payments of debt	(54)	—
Borrowings under accounts receivable securitization facility, net	8	(5)
Borrowings under revolving credit facility, net	(19)	4
Fees related to revolving credit facility	—	(6)
Fees related to special purpose entities	7	(4)
Changes in book overdrafts	—	(5)
Cash dividends paid to shareholders	(43)	(35)
Exercise of stock options	21	4
Tax benefit on share-based compensation	6	1

	(74)	(46)

Effect of exchange rate changes on cash and cash equivalents	(3)	1

Net increase in cash and cash equivalents	19	16
Cash and cash equivalents at beginning of period	28	36

Cash and cash equivalents at end of period	$47	$52

Please read the notes to consolidated financial statements.

TEMPLE-INLAND INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 1 – Basis of Presentation

Our consolidated financial statements include the accounts of Temple-Inland Inc. and its subsidiaries and special purpose and variable interest entities of which it is the primary beneficiary. We account for our investment in other ventures under the equity method.

We prepare our unaudited interim financial statements in accordance with generally accepted accounting principles and Securities and Exchange Commission requirements for interim financial statements. As a result, they do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. However, in our opinion, all adjustments considered necessary for a fair presentation have been included. These adjustments are normal recurring accruals, except as noted. These interim operating results are not necessarily indicative of the results that may be expected for the entire year. For further information, please read the financial statements included in our Annual Report on Form 10-K for the year 2010.

Note 2 – Accounting Pronouncements

We have evaluated all recently issued accounting pronouncements through the filing date of these financial statements and believe that none of these accounting pronouncements will have a material effect on our earnings or financial position.

Note 3 – Merger Agreement

On September 6, 2011, we entered into an Agreement and Plan of Merger (Merger Agreement) with International Paper Company (IP), under which IP will acquire all of our outstanding common stock for $32.00 per share in cash. The Merger Agreement was unanimously approved by both our and IP’s Board of Directors.

In connection with entering into the Merger Agreement, IP terminated its existing tender offer to acquire all our outstanding common stock for $30.60 per share, and we amended our Rights Plan dated June 7, 2011, rendering the Rights Plan inapplicable to the Merger Agreement and the transactions contemplated thereby.

Closing of the merger is subject to customary closing conditions, including receipt of regulatory approvals and approval by our stockholders. IP has stated that the merger is currently expected to close late in the fourth quarter of 2011 or early in the first quarter of 2012, although closing may take place either earlier or later than such time period.

In connection with these matters, in first nine months 2011, we expensed $10 million of professional fees and other costs, and we committed to minimum financial advisor fees of $20 million, which we anticipate expensing upon completion of the merger. Also in connection with the closing of the merger, we expect to incur significant additional costs, principally related to share-based compensation and change in control agreements.

TEMPLE-INLAND INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 4 – Employee Benefit Plans

Defined benefit and postretirement benefit expense consists of:

	Defined Benefits						Postretirement
	Qualified		Supplemental		Total		Benefits
	2011	2010	2011	2010	2011	2010	2011	2010
	(In millions)
Third Quarter:
Service costs – benefits earned during the period	$6	$6	$—	$—	$6	$6	$—	$—
Interest cost on projected benefit obligation	20	20	—	—	20	20	1	2
Expected return on plan assets	(19)	(19)	—	—	(19)	(19)	—	—
Amortization of prior service costs	1	1	1	1	2	2	—	—
Amortization of actuarial net loss	5	5	1	—	6	5	—	—

Benefit expense	$13	$13	$2	$1	$15	$14	$1	$2

First Nine Months:
Service costs – benefits earned during the period	$19	$18	$1	$1	$20	$19	$1	$1
Interest cost on projected benefit obligation	60	60	1	1	61	61	4	5
Expected return on plan assets	(56)	(56)	—	—	(56)	(56)	—	—
Amortization of prior service costs	2	2	2	2	4	4	(1)	(1)
Amortization of actuarial net loss	15	15	1	1	16	16	—	—

Benefit expense	$40	$39	$5	$5	$45	$44	$4	$5

In addition, we recognized expense of $3 million in first nine months 2011 and $4 million in first nine months 2010 related to payments to retiring employees of lump-sum benefits from our supplemental defined benefit plan. We made $30 million in voluntary, discretionary contributions to our qualified defined benefit plan in first nine months 2010.

Note 5 – Share-Based and Long-Term Incentive Compensation

We have shareholder approved share-based compensation plans that permit awards to key employees and non-employee directors in the form of cash-settled restricted or performance stock units, stock-settled restricted stock units, or options to purchase shares of our common stock. We also have long-term incentives for key employees in the form of fixed value awards that vest over multiple years. We generally grant awards annually in February, and we use treasury stock to fulfill awards settled in common stock and stock option exercises.

Share-based and long-term incentive compensation expense consists of:

	Third Quarter		First Nine Months
	2011	2010	2011	2010
	(In millions)
Cash-settled restricted or performance stock units	$9	$3	$40	$10
Stock-settled restricted stock units	1	—	3	1
Stock options	1	1	5	5

Total share-based compensation expense	11	4	48	16
Fixed value cash awards	1	2	3	4

Total share-based and long-term incentive compensation expense	$12	$6	$51	$20

TEMPLE-INLAND INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Share-based and long-term incentive compensation expense is included in:

	Third Quarter		First Nine Months
	2011	2010	2011	2010
	(In millions)
Cost of sales	$2	$—	$5	$2
Selling expense	—	—	1	1
General and administrative expense	10	6	45	17

Total share-based and long-term incentive compensation expense	$12	$6	$51	$20

The fair value of awards granted to retirement-eligible employees and expensed at the date of grant was $4 million in first nine months 2011 and $3 million in first nine months 2010.

Unrecognized share-based and long-term incentive compensation for all awards not vested was $37 million at third quarter-end 2011. We expect to recognize this cost over a weighted average period of two years or upon completion of the merger.

The fair value of all share-based and long-term incentive awards vested and to be settled in cash, including accrued dividends of $2 million, was $90 million at third quarter-end 2011, of which $52 million is included in other current liabilities and $38 million in long-term liabilities, and $64 million at year-end 2010, of which $14 million is included in other current liabilities and $50 million in long-term liabilities.

Cash-settled restricted or performance stock units

Cash-settled restricted or performance stock units generally have a three-year term and vest after three years from the date of grant or the attainment of stated ROI-based performance goals, generally measured over a three-year period, or if there is a change of control, such as the merger. Changes in our estimate of the attainment of stated performance goals could have a significant impact on our share-based compensation expense in any one accounting period.

A summary of activity for first nine months 2011 follows:

	Cash-Settled Units	Weighted Average Grant Date Fair Value Per Share	Aggregate Current Value
	(In thousands)		(In millions)
Not vested beginning of year	2,627	$12
Granted	447	24
Vested and settled	(651)	19
Forfeited	(6)	17

Not vested at third quarter-end 2011	2,417	12	$76

Not vested units at third quarter-end 2011 subject to:
Time vesting requirements	439		$14
Performance requirements	1,978		62

	2,417		$76

Unrecognized share-based compensation expense related to non-vested cash-settled restricted or performance stock units was $18 million at third quarter-end 2011 share price of $31 per share. We expect to recognize this cost over a weighted average period of two years or upon completion of the merger. The fair value of awards settled in cash was $17 million in first nine months 2011 and $17 million in first nine months 2010. The fair value of units vested and to be settled in cash, including accrued dividends of $2 million in 2011 and $1 million in 2010, was $57 million at third quarter-end 2011, of which $41 million is included in other current liabilities and $16 million in long-term liabilities; and $40 million at year-end 2010, of which $14 million was included in other current liabilities and $26 million in long-term liabilities. In addition, approximately one-half of our annual director compensation is paid in the form of cash-settled restricted stock units that are deferred until retirement. The fair value of these units vested and to be settled in cash included in long-term liabilities was $20 million at third quarter-end 2011 and $14 million at year-end 2010.

TEMPLE-INLAND INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Stock-settled restricted stock units

Stock-settled restricted stock units vest after three years from the date of grant upon attainment of stated ROI-based performance goals or if there is a change of control, such as the merger. There is no accelerated vesting upon retirement for these awards.

A summary of activity for first nine months 2011 follows:

	Stock-Settled Units	Weighted Average Grant Date Fair Value Per Share	Aggregate Current Value
	(In thousands)		(In millions)
Not vested beginning of year	369	$20	$
Granted	241	24
Vested and settled	—	—
Forfeited	—	—

Not vested at third quarter-end 2011	610	$21	$19

Unrecognized share-based compensation expense related to non-vested stock-settled restricted stock units was $8 million at third quarter-end 2011. We expect to recognize this cost over a weighted average period of two years or upon completion of the merger.

Stock options

Stock options have a ten-year term, generally become exercisable ratably over four years and provide for accelerated vesting upon retirement, death, disability, or if there is a change in control, such as the merger. Options are granted with an option price equal to the market value of common stock on the date of grant.

A summary of activity for first nine months 2011 follows:

	Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value (Current value less exercise price)
	(In thousands)		(In years)	(In millions)

Outstanding beginning of year	7,416	$15
Granted	431	24
Exercised	(1,840)	16
Forfeited	(37)	16

Outstanding at third quarter-end 2011	5,970	16	6	$92

Exercisable at third quarter-end 2011	4,024	17	5	$60

TEMPLE-INLAND INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

We estimated the fair value of our options using the Black-Scholes-Merton option-pricing model and the following assumptions:

	First Nine Months
	2011	2010
Expected dividend yield	2.2%	3.2%
Expected stock price volatility	65.0%	66.6%
Risk-free interest rate	3.3%	3.2%
Expected life of options (in years)	8	8

Weighted average estimated fair value of options at grant date	$13.40	$10.23

Unrecognized share-based compensation expense related to non-vested stock options awards was $6 million at third quarter-end 2011. We expect to recognize this cost over a weighted average period of three years or upon completion of the merger.

Fixed Value Cash Awards

Long-term incentive compensation expense is related to $18 million of fixed value cash awards that were granted to employees in February and August 2009. These awards are not tied to our stock price. The fixed value cash awards generally vest over periods from three to six years and provide for accelerated or continued vesting upon retirement, death, disability, or if there is a change of control, such as the merger.

Unrecognized long-term incentive compensation expense related to fixed value cash awards was $5 million at third quarter-end 2011. We expect to recognize this cost over a weighted average period of three years or upon completion of the merger. Accrued long-term incentive compensation at third quarter-end 2011 was $13 million, of which $11 million is included in other current liabilities and $2 million in long-term liabilities. At year-end 2010, accrued long-term incentive compensation included in long-term liabilities was $10 million.

Note 6 – Other Operating Income (Expense)

	Third Quarter		First Nine Months
	2011	2010	2011	2010
	(In millions)
Equity in earnings of joint ventures	$—	$1	$—	$3
Gain (loss) on sale or retirement of operating property and equipment	(1)	(2)	(2)	(4)
Costs and asset impairments, primarily related to box plant transformation	(10)	(5)	(26)	(17)
Bogalusa Incident (See Note 14)	(5)	—	(5)	—
Litigation (See Note 14)	—	—	3	—
Merger Agreement (See Note 3)	(8)	—	(10)	—
Alternative fuel mixture tax credits, net of costs	—	—	—	10

Other operating income (expense)	$(24)	$(6)	$(40)	$(8)

In connection with the second phase of our box plant transformation initiative, in first nine months 2011, we closed our box plants in Tampa, Florida, and Carol Stream and Northlake, Illinois, and began production at our new box plant in Aurora, Illinois. Costs related to box plant transformation in first nine months 2011, included a multi-employer pension plan withdrawal liability of $4 million associated with our 2010 closure of our Phoenix, Arizona box plant, asset impairment charges of $6 million, severance costs of $2 million, and other transformation related costs of $16 million, primarily related to duplicate and incremental costs associated with production affected by box plant transformation. We also recognized a $2 million gain from the sale of closed facilities. In first nine months 2010, costs related to box plant transformation included asset impairment charges of $9 million, severance and other employee costs of $2 million, and other closure costs of $6 million.

TEMPLE-INLAND INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Activity within our accruals for box plant transformation activities follows:

First Nine Months 2011
(In millions)
Beginning of year	$—
Additions	2
Cash payments	(2)

End of period	$—

In first quarter 2010, the Internal Revenue Service clarified an uncertainty regarding whether a portion of the alternative fuel we claimed in 2009 would qualify for the alternative fuel mixture tax credit. As a result, in first nine months 2010 we reversed a related reserve of $10 million.

Note 7 – Non-operating Income (Expense)

Other non-operating income (expense) in first nine months 2011 consisted of a $4 million loss resulting from the purchase and retirement of $50 million of our 7.875% Senior Notes due 2012, and an expense of $1 million associated with the voluntary substitution of Rabobank replacing Royal Bank of Scotland PLC as a letter of credit issuer to secure the notes related to the 2007 sale of our timberland. Please read Note 10 for additional information.

Note 8 – Earnings per Share

We computed earnings per share by dividing net income by weighted average shares outstanding using the following:

	Third Quarter		First Nine Months
	2011	2010	2011	2010
	(In millions)
Earnings for basic and diluted earnings per share:
Net income	$7	$126	$41	$141
Less: Distributed and undistributed amounts allocated to participating securities	—	(1)	—	(1)

Distributed and undistributed income available to Temple-Inland common shareholders	7	125	41	140
Less: Net (income) loss attributable to noncontrolling interest of special purpose entities	(1)	(1)	—	—

Net income available to common shareholders	$6	$124	$41	$140

Weighted average shares outstanding:
Weighted average shares outstanding - basic	109.3	107.9	108.7	107.8
Dilutive effect of stock options and unvested stock-settled restricted stock units	2.4	1.5	2.2	1.7

Weighted average shares outstanding - diluted	111.7	109.4	110.9	109.5

Participating securities include unvested cash-settled restricted stock units issued to employees that contain non-forfeitable rights to dividends. These units vested in first quarter 2011. There are no participating securities outstanding at third quarter-end 2011.

TEMPLE-INLAND INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Certain employees of entities spun off in 2007 participated in our employee stock option program. Following the spin-offs, these employees retained stock option rights associated with our stock. These stock options will remain a consideration in our dilutive effect of stock options until they are exercised, cancelled or expire. Information regarding options held by employees of spun-off entities follows:

	Third Quarter-End
	2011	2010
	(Shares in thousands)
Options held	174	451
Options exercisable	174	436
Weighted average exercise price	$20	$19
Weighted average remaining contractual term (in years)	4	5

Stock options outstanding that were not included in the computation of diluted common shares outstanding because their exercise price exceeded the average market price of our common stock were as follows:

	Third Quarter		First Nine Months
	2011	2010	2011	2010
	(Shares in thousands)
Options outstanding held by employees	—	3,628	—	1,352
Options outstanding held by employees of spun-off entities	—	279	—	279

Note 9 – Long-Term Debt

At third quarter-end 2011, our long-term debt was $657 million, which included $130 million of 7.875% Senior Notes that are due May 2012. We have classified these borrowings as long-term debt because of our intent and ability to refinance them on a long-term basis under our existing facilities.

In September 2011, we entered into amendments of our committed credit agreements so that entering into the Merger Agreement did not result in a default.

Note 10 – Financial Assets and Nonrecourse Financial Liabilities of Special Purpose Entities

In 2009, we arranged for the substitution of two banks issuing letters of credit securing the notes we received in connection with the 2007 sale of our timberland. In each case, the credit ratings of the letter of credit bank had been reduced below the required minimums. In first six months 2010, we entered into two separate three-year agreements, one with JP Morgan Chase Bank, National Association and one with Crédit Agricole Corporate and Investment Bank (Crédit Agricole), whereby each of these banks agrees to issue up to $1.4 billion in irrevocable letters of credit in substitution for letters of credit issued by a bank(s) whose credit ratings get reduced below the required minimums. For each agreement, we paid an upfront fee, which is being amortized over the three-year term of the agreement, and also agreed to pay a quarterly fee on the unused commitment.

On May 20, 2011, the credit ratings of Crédit Agricole were downgraded below the required minimum to issue letters of credit to secure the notes related to the sale of our timberland. As a result, we terminated our three-year agreement with Crédit Agricole and were refunded a pro-rata portion of the unamortized upfront commitment fee and quarterly fee on the unused commitment.

On August 11, 2011, the buyer of the timberland and we agreed to have Rabobank Nederland (Rabobank), one of the existing letter of credit banks, issue letters of credit in a voluntary substitution for Royal Bank of Scotland PLC (RBS) as a letter of credit issuer in the transaction. Accordingly, the letters of credit issuers are now Rabobank, which has issued letters of credit totaling about $1.4 billion, and Barclays Bank plc and Société Generalé, each of which has issued letters of credit totaling about $500 million.

TEMPLE-INLAND INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

In connection with this voluntary substitution of Rabobank replacing RBS, we paid fees of $1 million to RBS and received an upfront fee of $7 million from Rabobank. If Rabobank’s long-term unsecured senior debt were no longer rated A+ by Standard & Poor’s and A1 by Moody’s, we have agreed to refund to Rabobank on the date of the downgrade the unamortized upfront fees less about $2 million. We will amortize the upfront fee that we received, net of legal expenses incurred on this voluntary substitution, over the term of the letter of credit agreement. The amortization credit will be included in “Interest income on financial assets of special purpose entities.”

Note 11 – Shareholders’ Equity

A summary of changes in total shareholders’ equity follows:

	First Nine Months
	2011			2010
	Temple-Inland Inc. Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity	Temple-Inland Inc. Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
	(In millions, except per share amounts)
Beginning of year	$929	$92	$1,021	$794	$92	$886
Comprehensive income, net of tax:
Net income	41	—	41	141	—	141
Defined benefit plans	13	—	13	15	—	15
Foreign currency translation adjustment	(9)	—	(9)	4	—	4

Total Comprehensive Income			45			160

Dividends paid on common stock – ($0.39 per share in 2011 and $0.33 per share in 2010)	(43)	—	(43)	(35)	—	(35)
Share-based compensation, net of distributions	34	—	34	11	—	11

Balance at third quarter-end	$965	$92	$1,057	$930	$92	$1,022

Comprehensive income (loss) was $(3) million for third quarter 2011 and $132 million for third quarter 2010. We issued 1,683,982 and 436,092 shares of common stock in first nine months 2011 and 2010 to employees exercising options and for vesting of share-settled units.

On June 7, 2011, our Board of Directors adopted the Rights Plan and declared a dividend of one Right for each outstanding share of Temple-Inland common stock. On September 6, 2011, our Board of Directors amended our Rights Plan, rendering it inapplicable to the Merger Agreement and the transactions contemplated thereby. Read Note 3 for additional information.

Note 12 – Segment Information

We have two business segments: corrugated packaging and building products. Corrugated packaging manufactures linerboard and corrugating medium (collectively referred to as containerboard), which we convert into corrugated packaging, and lightweight gypsum facing paper. Building products manufactures a variety of building products.

We evaluate performance based on operating income before items not included in segments and income taxes. Items not included in segments represent items managed on a company-wide basis and include corporate general and administrative expense, share-based and long-term incentive compensation, other operating and non-operating income (expense), and interest income and expense. Other operating income (expense) includes gain or loss on sale of assets, asset impairments, closure related severance costs, and unusual income and expense items. The accounting policies of the segments are the same as those described in the accounting policy notes to the financial statements. Intersegment sales are recorded at market prices. Intersegment sales and shared service expense allocations are netted in costs and expenses.

TEMPLE-INLAND INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

	Corrugated Packaging	Building Products	Items Not Included in Segments and Eliminations		Total
	(In millions)
Third Quarter 2011:
Revenues from external customers	$808	$166	$—		$974
Depreciation and amortization	39	9	1		49
Equity income from joint ventures	—	—	—		—
Income (loss) before taxes	84	(5)	(65	)(a)	14
Capital expenditures	37	3	1		41

First Nine Months 2011 or at Third Quarter-End 2011:
Revenues from external customers	$2,474	$511	$—		$2,985
Depreciation and amortization	113	29	4		146
Equity income from joint ventures	—	—	—		—
Income (loss) before taxes	278	(19)	(189	)(a)	70
Total assets	2,499	530	2,938		5,967
Investment in equity method investees and joint ventures	2	23	—		25
Goodwill	265	129	—		394
Capital expenditures	156	11	3		170

Third Quarter 2010:
Revenues from external customers	$809	$157	$—		$966
Depreciation and amortization	37	10	2		49
Equity income from joint ventures	—	1	—		1
Income (loss) before taxes	121	(10)	(44	)(a)	67
Capital expenditures	48	10	1		59

First Nine Months 2010 or at Third Quarter-End 2010:
Revenues from external customers	$2,347	$500	$—		$2,847
Depreciation and amortization	107	31	7		145
Equity income from joint ventures	—	3	—		3
Income (loss) before taxes	230	(4)	(130	)(a)	96
Total assets	2,378	551	2,950		5,879
Investment in equity method investees and joint ventures	2	25	—		27
Goodwill	265	129	—		394
Capital expenditures	121	18	5		144

TEMPLE-INLAND INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(a)	Items not included in segments consist of:

	Third Quarter		First Nine Months
	2011	2010	2011	2010
	(In millions)
General and administrative expense	$(16)	$(17)	$(50)	$(54)
Share-based and long-term incentive compensation	(12)	(6)	(51)	(20)
Other operating income (expense)	(23)	(5)	(38)	(7)
Other non-operating income (expense)	(1)	—	(5)	—
Net interest income (expense) on financial assets and nonrecourse financial liabilities of special purpose entities	(2)	(3)	(11)	(10)
Interest expense on debt	(11)	(13)	(34)	(39)

	$(65)	$(44)	$(189)	$(130)

Other operating income (expense) applies to:
Corrugated packaging	$(15)	$(4)	$(28)	$(6)
Building products	—	(1)	—	(1)
Unallocated	(8)	—	(10)	—

	$(23)	$(5)	$(38)	$(7)

Note 13 — Fair Values and Fair Value Measurements of Financial Instruments

Information about our fixed-rate, long-term debt that is not measured at fair value follows:

	At Third Quarter-End 2011		At Year-End 2010
	Carrying Value	Fair Value	Carrying Value	Fair Value	Valuation Technique
	(In millions)
Financial Liabilities
Fixed-rate, long-term debt	$490	$528	$540	$577	Level 2 – Market Approach

Differences between carrying value and fair value are primarily due to instruments that provide fixed interest rates or contain fixed interest rate elements. Inherently, such instruments are subject to fluctuations in fair value due to subsequent movements in interest rates. We excluded financial instruments from the table that are either carried at fair value or have fair values that approximate their carrying amount due to their short-term nature or variable interest rates.

Note 14 – Contingencies and Other

We are involved in various legal proceedings that arise from time to time in the ordinary course of doing business and believe that adequate reserves have been established for any probable losses. Expenses related to litigation are included in operating income.

On September 9, 2010, we were one of eight containerboard producers named as defendants in a class action complaint that alleged a civil violation of Section 1 of the Sherman Act. The suit is captioned Kleen Products LLC v. Packaging Corp. of America (N.D. Ill.). The complaint alleges that the defendants, beginning in August 2005, conspired to limit the supply and thereby increase prices of containerboard products. The alleged class is all persons who purchased containerboard products directly from any defendant for use or delivery in the United States during the period August 2005 to November 2010. The complaint seeks to recover an unspecified amount of treble actual damages and attorney’s fees on behalf of the purported class. Four similar complaints were filed and have been consolidated in the Northern District of Illinois. We dispute the allegations made against us and intend to defend vigorously against this litigation. However, because this action is in its preliminary stages, we are unable to predict an outcome or estimate a range of reasonably possible loss. There were no significant changes to the status of this litigation in first nine months 2011.

Three putative class action lawsuits have been commenced by purported Temple-Inland stockholders against Temple-Inland and the members of the Temple-Inland Board. Two of these lawsuits, captioned Raul v. Doyle R. Simons, et al., Case No. 6690 (filed July 22, 2011) (the “Raul Action”), and Kahn v. Temple-Inland, Inc., et al., Case No. 6702 (filed July 25,

TEMPLE-INLAND INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

2011) (the “Kahn Action”), are pending in the Delaware Court of Chancery. Pursuant to an order dated August 5, 2011, the Raul Action and the Kahn Action were consolidated, with the consolidated action captioned as In re Temple-Inland, Inc. Shareholders Litigation, Consolidated Case No. 6702-VCP. The third putative class action lawsuit, captioned Washtenaw County Employees’ Retirement System v. Doyle R. Simons, et al., Case No. D-1-GN-11-2456 (filed August 16, 2011) (the “Washtenaw Action”), is pending in the District Court of Travis County, Texas.

These lawsuits allege, among other things, that the members of the Temple-Inland Board have breached their fiduciary duties by refusing to negotiate with IP regarding its proposed acquisition of Temple-Inland, failing to solicit alternative offers and adopting the Rights Plan. The Raul Action and the Washtenaw Action also purport to assert claims derivatively on behalf of Temple-Inland. The complaints variously seek an order declaring that the Temple-Inland Board breached its fiduciary duties; enjoining the company from initiating defensive measures; and awarding costs and attorneys’ fees and, in the Kahn Action, compensatory damages. These lawsuits were commenced prior to the entering into of the Merger Agreement.

A fourth putative class action lawsuit, Buxton v. Temple-Inland Inc. (filed September 14, 2011), has been filed in the consolidated action cited above. This lawsuit alleges, among other things, that the members of the Temple-Inland Board have breached their fiduciary duties by agreeing to a transaction with IP at an unfair and grossly inadequate price and that the proxy statement filed in connection with the transaction with IP is inadequate in certain respects.

We believe all the claims in these putative shareholder class actions are without merit, and we intend to defend them vigorously. Please read Note 3 for additional information.

As we recently disclosed, the Company was named as a defendant in a lawsuit filed in the United States District Court for the Northern District of Texas captioned Tepper v. Temple-Inland Inc., Case 3:11-cv-02088-D (filed August 22, 2011). This lawsuit alleges, among other things, that the Company and certain of its affiliates, officers, and directors caused the failure of Guaranty Financial Group and its wholly-owned subsidiary, Guaranty Bank, and asserts various claims related to the failure. We previously disclosed that the liquidating trustee may file such a claim against us. We believe the claims made in this lawsuit are without merit, and we intend to defend them vigorously.

On Saturday, August 13, 2011, we received predictive test results at our Bogalusa, Louisiana paper mill indicating that Biochemical Oxygen Demand (BOD) limits for permitted discharge from the wastewater treatment pond into the Pearl River would be exceeded after an upset condition in an evaporator at the mill and confirmed reports of a fish kill on the Pearl River (the “Bogalusa Incident”). We promptly initiated a full mill shut down, notified the Louisiana Department of Environmental Quality (LDEQ) of the situation and took corrective actions to restore the water quality of the river. On September 2, 2011, we restarted our Bogalusa mill operations upon receiving approval from the LDEQ. We incurred $5 million in costs related to these clean-up activities and it is likely that we will incur additional costs related to this incident. The LDEQ and the Mississippi DEQ have each given a notice of intent to levy penalties. The U.S. Attorney’s Office in New Orleans has issued a grand jury subpoena and EPA and various state agencies have initiated investigations into the Bogalusa Incident. At this early stage in these proceedings, we are not able to estimate any potential fines or penalties that may be levied against us in connection with the Bogalusa Incident. We do not expect that any such fines or penalties will have a material adverse effect on our financial position, long-term results of operations, or cash flows, but they may be significant to our results or cash flows in any one accounting period.

We have been named as a defendant in the following civil lawsuits related to the Bogalusa Incident:

•	Evans v. TIN Inc. (22nd Judicial District Court of Louisiana, filed August 17, 2011)

•	State of Louisiana v. TIN Inc. (22nd Judicial District Court of Louisiana, filed August 17, 2011)

•	Martin v. TIN Inc. (22nd Judicial District Court of Louisiana, filed August 17, 2011)

•	Pearl River Basin Land & Dev. v. TIN Inc. (22nd Judicial District Court of Louisiana, filed August 18, 2011)

TEMPLE-INLAND INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

•	Williams v. TIN Inc. (22nd Judicial District Court of Louisiana, filed August 29, 2011)

•	Stogner v. TIN Inc. (22nd Judicial District Court of Louisiana, filed September 6, 2011)

•	Jones v. TIN Inc. (22nd Judicial District Court of Louisiana, filed September 23, 2011)

•	Prestenbach v. TIN Inc. (Circuit Court of Hancock Co., MS, filed October 11, 2011)

Other than the case brought by the State of Louisiana and the case brought in Mississippi, these civil cases have been removed and consolidated in an action pending in the U.S. District Court for the Eastern District of Louisiana along with a case originally filed in that court styled McGehee v. TIN Inc. (filed September 20, 2011). Additional lawsuits may be filed in connection with the Bogalusa Incident following the date of this report. At this early stage, we are not able to estimate any potential loss from these proceedings. However, we believe most of the claims have no merit, and we do not expect that any losses in these cases will have a material adverse effect on our financial position, long-term results of operations, or cash flows.

In first nine months 2011, we reversed $3 million in litigation reserves related to alleged violations of the California on duty meal break laws. This reversal was based on the settlement of existing cases, a review of our operational practices, and an examination of the statute of limitations.

We do not believe that the outcome of any of these matters should have a significant adverse effect on our financial position, long-term results of operations, or cash flows. It is possible however that charges related to these matters could be significant to our results or cash flows in any one accounting period.

Note 15 – Subsequent Event

On November 4, 2011, our Board of Directors declared a regular quarterly dividend of $0.13 per share payable on December 15, 2011.